As filed with the Securities and Exchange Commission on March 2, 2017

Registration No. 333-215367

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 To

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

DOERS EDUCATION ASEAN LIMITED.

(Exact name of registrant as specified in its charter)

COLLINS ISLAND ACQUISITION CORPORATION

(Former name of registrant)

Delaware	8299	81-2141471
State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

9454 Wilshire Blvd., #612

Beverly Hills, CA 90212

+1 310-362-4898

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Inc. Plan

Trolley Square, Suite 20 C

Wilmington, Delaware 19806

+800 462-4633

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

With copy to

Cassidy & Associates

215 Apolena Avenue

Newport Beach, California 92662

949-673-4510 949-673-4525 (fax)

Approximate Date of Commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462© under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filed ☐
Non-accelerated filed ☐	Smaller reporting company ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock	1,640,000	$0.10	$164,000	$19.01

(1)	There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2)	Paid by electronic transfer.

EXPLANATORY NOTE

This registration statement and the prospectus therein cover the registration of 1,640,000 shares of common stock offered by the holders thereof.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated ________

DOERS EDUCATION ASEAN LIMITED

1,640,000 shares of common stock offered by selling shareholders at $0.10 per share

This prospectus relates to the offer and sale of 1,640,000 shares of common stock (the “Shares”) of Doers Education ASEAN Limited ("DOERS" or the “Company”), $.0001 par value per share, by the holders thereof who are deemed to be statutory underwriters. The shares offered by the selling shareholders (the "Shares") will be offered at a price of $0.10 until the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated pries, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling shareholders is (in aggregate) 1,640,000 Shares. Funds received by the selling shareholders will be immediately available to such selling shareholders for use by them. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. All costs incurred in the registration of the Shares and the Selling Shareholder Shares are being borne by the Company.

The offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. The Company intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

Neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company or selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

	Assumed Price To Public	Proceeds to Company
Per Common Stock Share Offered	$0.10	$0.00

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company is an "emerging growth company" as defined in the Jumpstart Our Business Startups Act.

The Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 3.

Doers Education ASEAN Ltd.

9454 Wilshire Blvd, #612

Beverly Hills, CA 90212

Prospectus dated __________________, 2016

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

History

Doers Education ASEAN Ltd. (the "Company" or "DOERS"), is a Hong Kong-based startup incubator that offers shared workspace, networking events as well as training and education programs. DOERS offers daily and weekly seminars on personal finances for individuals and tailored corporate training curriculum depending on corporate development needs. DOERS has been offering its flagships programs which includes Money and YOU, DBS entrepreneurship Institute and US BSE Entrepreneur Business School since 1999. Founder and President, Lin Wei-Hsien is a renowned corporate trainer in Asia who has logged in innumerable speaking engagements in the region. The Company is now leveraging its highly successful program and initiating an expansion program to launch its startup incubators in emerging and high-growth Association of Southeast Asian Nations (ASEAN) and countries.

The Company was incorporated in the State of Delaware in April, 2016, and was formerly known as Collins Island Acquisition Corporation. In May, 2016, Collins Island Acquisition Corporation filed a registration statement with the Securities and Exchange Commission on Form 10 by which it became a public reporting company.

In July, 2016, the Company implemented a change of control by redeeming shares of existing shareholders, issuing shares to new shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Collins Island Acquisition Corporation to Doers Education ASEAN Ltd.

Business

The Company's primary objective is to capitalize on what DOERS believes to be an increase in demand for technical and corporate education in ASEAN countries by offering specially tailored training and education programs as well as shared office space and workspace for students, entrepreneurs and corporations in the region.

The Company believes, based on the most recent study on ASEAN corporations conducted by the International Labour Organization (www.ilo.org), that a number of corporations in ASEAN countries have experienced shortage of qualified high-school and university graduates despite growth of the region since 1967. The Company believes, as startup communities continue to grow in the region, that there is a growing need for training and education programs that prepare the workforce to be high-value employees equipped not only with technical skills but also equally important leadership, business management and other soft skills that DOERS offers.

Risks and Uncertainties facing the Company

As a development stage company, the Company has no operating history and has continuously experienced losses since its inception. The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern. That is, the Company needs to create a source of revenue or locate additional financing in order to continue its developmental plans. As a development stage company, management of the Company has no prior experience in building and selling projects similar to that planned by the Company and in marketing and distributing such projects on a broad scale.

One of the biggest challenges facing the Company is the ability to raise adequate capital to hire and train the requisite employment base and lease necessary space for implementation of training and education programs and provision of shared workspace in target communities throughout ASEAN.

Due to financial constraints, the Company has to date conducted limited operations. If the Company were unable to develop strong and reliable sources of funding for staffing and leasing, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan. Moreover, the above assumes that the Company’s efforts are met with customer satisfaction in the marketplace and exhibit steady adoption of its solutions amongst the potential base of customers, neither of which are currently known or guaranteed.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board.

1

The Offering

The maximum number of Shares that can be sold pursuant to the terms of this offering is 1,640,000. The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier terminated by the Company.

This prospectus relates to the offer and sale of 1,640,000 shares of common stock of Doers Education ASEAN Ltd. offered by the holders thereof who are deemed to be statutory underwriters. The selling shareholders will offer their shares at a price of $0.10 until such time as the Shares are quoted on the OTC Bulletin Board and only thereafter at prevailing market or privately negotiated prices in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale or at prevailing market if a market should develop.

Common stock outstanding before the offering	20,640,000	(1)

Common stock for sale by selling shareholders	1,640,000

Common stock outstanding after the offering	20,640,000

Offering Price	$0.10

Proceeds to the Company	$0

(1) Based on number of shares outstanding as of the date of this prospectus.

2

RISK FACTORS

A purchase of any Shares is an investment in the Company's common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in the registration statement of which this prospectus is a part, before the purchase of any Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer, the market price of the common stock would likely decline, and investors could lose all or a portion of their investment. The Company has listed the following risk factors which it believes to be that material to an investment decision in this offering.

The Company has no independent operating history and as such an investor cannot assess its profitability or performance but must rely on the experience of its president and other officers.

The Company is a development stage company and has no operating history and it is therefore not possible for an investor to assess prior performance or determine whether it will likely meet its projected business plan. Such lack of experience may result in the Company experiencing difficulty in adequately designing or building any project, thereby causing the project to function improperly or provide inadequate utility for which it is intended. If the Company’s projects cannot be completed or consistently function improperly or perform below expectations, the Company will likely be unable to market and sell many of its projects or products. An investor will be required to make an investment decision based solely on the management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by operating incubators and offering educational products in ASEAN communities.

The Company’s independent auditors have issued a report questioning the Company's ability to continue as a going concern.

The report of the Company's independent auditors contained in the Company's financial statements as of September 30, 2016 includes a paragraph that explains that the Company has experienced recurring losses and has an accumulated deficit during the development stage of $ 6,356. These matters raise substantial doubt regarding the Company's ability to continue as a going concern without the influx of capital through the sale of its securities or through development of its operations.

The Company has accumulated deficit as of September 30, 2016 of $ 6,356.

As of September 30, 2016, the Company has an accumulated deficit of $6,356. This deficit may impact on the Company in various ways including, but not limited to, making it more difficult to borrow money, sell stock or to maintain a good market price.

The offering price of the Shares has been arbitrarily determined and such price should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company's common stock. The offering price for the Shares has been arbitrarily determined and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.

Reliance on Management

Management will participate in all decisions with respect to the management of the Company, including (without limitation) determining business strategy, operations, and development. In the event of the dissolution, death, retirement or other incapacity of the Management, the business and operations of the Company may be adversely affected.

The Company’s CEO controls a majority of the outstanding stock.

The CEO of the Company currently beneficially owns more than a majority of the Company’s outstanding common stock. As such, he controls most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares. Mr. Wei-Hsien will retain substantial control over matters requiring approval, such as (without limitation) the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control.

3

The Company’s business depends on the market recognition of its “Doers Education ASEAN Ltd.” brand, and if the Company is not able to maintain or enhance its brand recognition, the business, financial condition and results of operations may be materially and adversely affected.

DOERS believes that the market recognition of its “Doers Education ASEAN Ltd.” brand will significantly contribute to the success of its business and the Company believes that maintaining and enhancing recognition of this brand is critical to developing and maintaining a competitive advantage. DOERS’ ability to maintain brand recognition depends on a number of factors, some of which are beyond the Company’s control. While the Company shall feature system-wide standardized curricula and operation procedures, as DOERS continues to grow, it may not be able to maintain the quality and consistency of its educational services and programs, particularly for programs developed in foreign territories where management may lack sufficient experience or expertise or where recruitment of necessary educators and other key personnel proves challenging. In addition, DOERS may not be successful in further promoting its brand to remain competitive. If the Company is unable to develop and enhance its brand recognition and increase awareness of the Company’s programs, or if the Company incurs excessive marketing and promotion expenses, results of operations may be materially and adversely affected. If the Company is unable to sustain its brand image, it may also be unable to maintain premium pricing over its competitors, which may further exacerbate the extent of any adverse effect on results of operations.

If the Company fails to successfully execute its growth strategies, it may not be able to attract students or corporations to enroll in DOERS programs and obtain significant market share.

The success of the Company’s business depends primarily on student, entrepreneur and corporate (collectively “trainees”) enrollment in DOERS training programs, and the amount of fees that the Company’s trainees are willing to pay. Therefore, the Company’s ability to attract trainees to enroll in its programs and utilize shared workspace and office space and the unit prices the Company charges per course or per program is critical to the success and growth of the Company. These in turn will depend on several factors, including DOERS’ ability to successfully execute its growth strategies to develop new programs and enhance existing programs to respond to developments in ASEAN markets and student and employer demands, expand DOERS capacity and geographic reach, manage its growth while maintaining the high quality and consistency of its programs and seminars, and effectively marketing the Company’s programs to a broader base of prospective trainees and respond to competitive pressures. While the Company’s founder Dr. Willson is a renowned corporate trainer in Asia who has logged in innumerable speaking engagements in the region, there is no assurance that this experience will translate to the Company’s brand or that the Company will be able to maintain or increase demand based on its founder’s prior successes and acclaim. If the Company fails to successfully execute its growth strategies, it may not be able to sufficiently attract trainees to enroll in its programs and may have to significantly decrease fees, and revenues, profitability and business prospects may be materially and adversely affected.

No assurance of commercial feasibility.

Even if the Company’s plans and projects are successfully initiated, there can be no assurance that such plans and projects will have any commercial success or advantage. Also, there is no assurance that the Company’s incubators will perform as intended in the marketplace.

Investors in the offering may experience immediate dilution of the value of their shares.

Purchasers of the Shares may experience immediate dilution in the value of their Shares. Dilution represents the difference between the price per share paid by investors ($0.10) and the net tangible book value per share immediately after completion of the Offering. Net tangible book value per share is the net tangible assets of the Company (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding. Thus if at some other time, shares had been sold by the Company at a price less than the $0.10 paid by purchasers of the Shares or had been issued by the Company for services or as other non-cash consideration, then the value of such investor Shares immediately after purchase would be less than the $0.10 purchase price.

There has been no prior public market for the Company’s common stock and the lack of such a market may make resale of the Shares difficult.

No prior public market has existed for the Company's securities and the Company cannot assure any purchaser that a market will develop subsequent to this offering. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board. However, the Company does not know if it will be successful in such application, how long such application will take, or, if successful, that a market for the common stock will ever develop or continue on that or any other trading market. If for any reason a trading market for the Shares does not develop, investors may have difficulty selling their common stock should they desire to do so.

The Company's election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

4

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company's common stock may be below $5.00 per Share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per Share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

Little Experience in Being a Public Company

The Company is an early-stage company and as such has little experience in managing a public company. Such lack of experience may result in the Company experiencing difficulty in adequately operating and growing its business. Further, the Company may be hampered by lack of experience in addressing the issues and considerations which are common to growing companies. If the Company’s operating or management abilities consistently perform below expectations, the Company’s business is unlikely to thrive.

The Company is an early-stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Board of Directors could use the issuance or designation of preferred stock to impede or discourage an acquisition of the Company that may otherwise be beneficial to some shareholders.

The Company is authorized to issue up to 20,000,000 shares of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Failure to effectively and efficiently manage the establishment of the Company’s incubators across numerous sectors within the ASEAN communities may negatively affect its business and business prospects.

The Company intends to establish its incubators in large urban ASEAN cities including major cities in Indonesia, Malaysia, Philippines, Singapore, Thailand, Brunei Darussalam, Vietnam, Laos, Myanmar, and Cambodia. While the Company intends to develop its incubator to meet projected market demand in each of these sectors, DOERS may not be able to effectively and efficiently establish, and/or subsequently manage such growth. The Company may be unable to identify geographic locations with sufficient growth potential to expand its market reach, and the Company may fail to attract trainees and increase trainee enrollment. Newly established incubators may compete with existing incubators for trainee enrollment. Moreover, rapid expansion may result in substantial demands on the Company’s management, instructors, operational, technological and other resources. The Company’s planned expansion will also place significant demands on the Company to maintain the high quality of the educational services that it shall offer. DOERS cannot assure that it will be able to effectively and efficiently manage the establishment and/or subsequent growth of its operations, recruit and retain qualified instructors and management personnel, or obtain requisite space at cost-effective rates in certain regions.

If the Company fails to effectively and efficiently manage the establishment and expansion of its incubators its business and business prospects may suffer.

5

If we are not able to continually tailor the Company’s curricula and training materials to market demand and to enhance DOERS programs to adequately and promptly respond to developments in the ASEAN job market, the Company’s programs may become less attractive to trainees.

New trends in the global economy and rapid developments in the ASEAN community and corresponding job markets may change the type of skills required for ASEAN workers in the marketplace. This requires DOERS to continually develop, update and enhance its training programs and course materials and to adapt them to the needs and demands of the respective job markets. The Company may be unable to update the Company’s programs or develop new programs on a cost-effective basis and in a timely manner, or at all, to keep pace with changes in market requirements. Any inability to track and respond to these changes in a cost-effective and timely manner or to tailor its programs to the ASEAN community’s respective job markets would render DOERS’ training programs & incubators less attractive to students and other potential trainees, which may materially and adversely affect the Company’s reputation and ability to continue to attract students and cause DOERS to lose market share.

The Company may not be able to successfully execute its strategy of establishing incubators in certain ASEAN geographical markets, which may have a material adverse effect on its business, results of operations and prospects.

While the Company through its founder & CEO Lin Wei-Hsien has an established reputation as a corporate trainer in Asia and while the Company’s leaders possess key market intelligence in the Asian corporate education, incubator and accelerator market, DOERS as a company does not currently provide any management, consulting, educational services nor otherwise to the ASEAN geographic region. Expanding into new geographical markets imposes additional burdens on research, systems development, sales, marketing and general managerial resources. As the ASEAN market is large and diverse, client trends and demands may vary significantly by region and the Company’s experience in certain markets may not be applicable in other areas & regions. As a result, DOERS may not be able to leverage its experience to expand into certain target regions in which it intends to conduct business. If the Company is unable to manage its expansion efforts effectively, if DOERS expansion efforts take longer than planned or if the costs for these efforts exceed expectations, the results of operations may be materially and adversely affected.

Fluctuation in the value of the Renminbi or other ASEAN foreign currencies may have a material adverse effect on an investor’s investment.

The change in value of the Renminbi against the U.S. dollar is affected by, among other things, changes in PRC’s political and economic conditions. From 1995 until July 2005, the People’s Bank of China intervened in the foreign exchange market to maintain an exchange rate of approximately RMB 8.3 per U.S. dollar. On July 21, 2005, the PRC government changed this policy and began allowing modest appreciation of the Renminbi versus the U.S. dollar. Under the new policy, the Renminbi was permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy caused the Renminbi to appreciate approximately 21.5% against the U.S. dollar over the following three years. Since reaching a high against the U.S. dollar in July 2008, however, the Renminbi has traded within a narrow band against the U.S. dollar, remaining within 1% of its July 2008 high but never exceeding it. As a consequence, the Renminbi has fluctuated sharply since July 2008 against other freely traded currencies, in tandem with the U.S. dollar. For example, the Renminbi appreciated approximately 27% against the Euro between July 2008 and November 2008. It is difficult to predict how long the current situation may last and when and how it may change again. There remains significant international pressure on the PRC government to adopt a substantial liberalization of its currency policy, which could result in a further and more significant appreciation in the value of the Renminbi against the U.S. dollar.

Significant revaluation of the Renminbi or other currencies in ASEAN may have a material adverse effect on your investment. For example, to the extent that the Company needs to convert U.S. dollars it receives into Renminbi for its operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount the Company would receive from the conversion. Conversely, if DOERS decides to convert its Renminbi into U.S. dollars for the purpose of making payments for dividends on its ordinary shares or shares for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to the Company.

6

The Company’s business is subject to seasonal fluctuations, which may cause its operating results to fluctuate from quarter to quarter. This may result in volatility in and adversely affect the price of DOERS’ training programs and other products & services offered.

The Company expects to experience seasonal fluctuations in its revenues and results of operations, primarily due to seasonal changes in student enrollment. Historically, educational courses tend to have the largest student enrollment, cash collection and revenues in the third quarter. The Company’s expenses, however, vary significantly and do not necessarily correspond to changes in student enrollment and revenues. The Company shall make investments in marketing and promotion, teacher recruitment and training, and program development throughout the year. DOERS expects quarterly fluctuations in its revenues and results of operations and as such these fluctuations could result in volatility and adversely affect the price of the Company’s training programs, products & services offered. As the Company’s revenues grows, these seasonal fluctuations may become more pronounced.

The Company faces significant competition in each program it offers and in many geographic markets in which it intends to operate, and if DOERS fails to compete effectively, it may not obtain market share and its business, financial condition and results of operations may be materially and adversely affected.

The incubator/accelerator business education market in ASEAN is rapidly evolving and increasingly competitive, and the Company expects competition in this sector to persist and intensify. DOERS incubator shall face competition in many of the geographic markets in which it intends to operate. For example, WeWork already operates globally, offering independent office space and events in the form of stand-alone seminars, in regions including the United States, Israel, UK, France, Germany, Hong Kong, Canada, Mexico, Netherlands, South Korea, China, India and Australia. Although the Company intends to offer more curriculum-based training and in some distinct markets in contrast to WeWork, WeWork may develop a similar curriculum-based model or expand into DOERS’ target markets, which could detract from the Company’s potential trainee enrollment and revenue.

The Company also shall compete with other national and regional vocational IT education service providers and incubators including Founder Institute, which offers training programs tailored towards entrepreneurs. Founder Institute has already obtained market presence in the United States, Afghanistan, Argentina, Australia, Canada, Chile, China and many more. ASEAN countries presence in Indonesia, Philippines, Thailand, Vietnam and Malaysia. DOERS will have to compete on brand, reputation, price and quality of training but if unable to adequately compete in these facets, the business and revenue may be adversely affected.

The Company may not be able to obtain leases at premium locations for new training centers or shared workspace at reasonable prices.

All of the Company’s training centers and shared workspace shall be located on leased premises. The Company competes with numerous other retailers and training centers for sites in the highly competitive market for retail real estate and some landlords and developers may exclusively grant locations to the Company’s competitors. As a result, DOERS may not be able to obtain leases on acceptable terms or at all, which could adversely affect its business.

The Company may not be able to obtain additional funds to finance its operations on terms acceptable or at all, and if DOERS does raise funds, the value of investment in the Company may be negatively impacted.

DOERS’ business operations may require expenditures that exceed its available capital resources. Although the Company currently does not expect that it will incur substantial debt to finance its future growth, to the extent that its funding requirements exceeds its financial resources, DOERS will be required to seek additional financing or to defer planned expenditures. There is no assurance that the Company can obtain additional funds on terms acceptable or at all.

In addition, if the Company raises additional funds by equity financing, investors’ equity interest in the Company may be diluted. If DOERS raises additional funds by incurring debt obligations, it may be subject to various covenants under the relevant debt instruments that may, among other things, restrict its ability to pay dividends. Servicing such debt obligations could also be burdensome to its operations. If the Company fails to service the debt obligations or is unable to comply with the covenants, it could be in default under the debt obligations and its liquidity and financial condition may be materially and adversely affected.

Adverse changes in political and economic policies of ASEAN governments could have a material adverse effect on the overall economic growth of such regions, which could reduce the demand for the Company’s products and services and materially and adversely affect its competitive position.

All of the Company’s business operations are anticipated to be conducted in ASEAN and all of the Company’s sales shall be made in said regions. Accordingly, DOERS’ business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in the ASEAN markets. The economy in these developing regions differs from the economies of most developed countries in many respects, including: degree of government involvement; level of development; rate of economic growth; control of foreign exchange rates and currency conversion; access to financing; and allocation of resources.

7

For instance, the economies in Malaysia, Singapore, Brunei and other ASEAN countries have been transitioning from planned economies to more market-oriented economies. Although these and other target markets have grown significantly in the past 30 years, the growth has been uneven geographically among various sectors of the economy, and during different periods. DOERS cannot assure investors that these economies will continue to grow, or that if there is growth, such growth will be steady and uniform, or that if there is a slowdown, such slowdown will not have a negative effect on business. For example, the Chinese economy, which largely impacts the neighboring economies, experienced high inflation in the second half of 2007 and the first half of 2008. China’s consumer price index soared 7.9% during the six months ended June 30, 2008 as compared to the same period in 2007. To combat inflation and prevent the economy from overheating, the PRC government adopted a number of tightening macroeconomic measures and monetary policies, including increasing interest rates, raising statutory reserve rates for banks and controlling bank lending to certain industries or economic sectors. However, due in part to the impact of the global crisis in financial services and credit markets and other factors, China’s year-on-year real GDP growth rate decreased to 6.8% in the fourth quarter of 2008, down from the figure of 11.9% reached in the second quarter of 2007. As a result, beginning in September 2008, among other measures, the PRC government began to loosen macroeconomic measures and monetary policies by reducing interest rates and decreasing the statutory reserve rates for banks. In addition, in November 2008, the PRC government announced an economic stimulus package in the amount of RMB4.0 trillion. In the first half of 2009, total bank loans in China reached RMB7.4 trillion, compared to RMB2.5 trillion for the first half of 2008 and RMB4.9 trillion for the full year 2008. China’s year-on-year real GDP growth rate fell further to 6.1% in the first quarter of 2009 before rebounding to 7.9% in the second quarter. Meanwhile, the consumer price index in June 2009 had fallen 1.7% compared to June 2008.

The Company cannot assure investors that the various macroeconomic measures, monetary policies and economic stimulus packages adopted by the respective ASEAN countries, eg China, to guide economic growth and the allocation of resources will be effective in sustaining the fast growth rate of the Chinese economy, and in turn neighboring economies that may rely on the Chinese economy for their respective growth. In addition, such measures, even if they benefit the overall ASEAN economy in the long-term, may adversely affect the Company if they reduce the disposable income of DOERS’ trainees or trainee candidates or dampen their willingness to enroll in the Company’s programs.

Intellectual Property

The Company has not applied for intellectual property or trade secret protection on any aspects of its business. The Company has no current plans on attempting to obtain patents, copyright, trademarks and/or service marks on any of its solutions and services. There can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions and services.

Litigation Risk

The Company does not have any business liability, disruption or litigation insurance, and any business disruption or litigation the Company experiences might result in it incurring substantial costs and diversion of resources.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Under our current corporate structure, our income will be primarily derived from a share of the earnings from our PRC subsidiaries. Revenues of our PRC subsidiaries are all denominated in Renminbi. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency-denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade related transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from SAFE or its local branch is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents DOERS from obtaining sufficient foreign currency to satisfy its currency demands, the Company may not be able to pay dividends in foreign currencies to its shareholders.

Broad Indemnification Provided to Management

The governing documents of the Company limit the liability of, and provide indemnification for, the Management and the respective directors, officers, employees and agents of the Company and the Management. The indemnification provided is to the full extent permitted under applicable Delaware law. Those provisions may limit certain rights of the shareholders against such parties, and moreover, an indemnification by the Company of the Management or any indemnified individual may result in substantial out-of-pocket costs and expenses payable by the Company. If the Company is forced to provide indemnification for any of these indemnified parties, it is possible that the assets of the Company could become depleted or the Company may otherwise suffer a material adverse financial consequence as a result of its indemnity obligations. As of the date of this Memorandum, to the knowledge of the Company, there is no pending litigation or proceeding that exists involving a director, officer, employee or agent of the Management or the Company where indemnification will be required or permitted.

Limited Transferability of Shares

There is no public market for the Shares. While the Company intends to develop a public market in the future, there can be no assurance if or when such a market would be expected to develop in the future. Even if a potential buyer could be found, the transferability of these Shares is also restricted by the provisions of the Securities Act of 1933, as amended, and Rule 144 promulgated thereunder. Unless an exemption is available, these Shares may not be sold or transferred without registration under the Securities Act of 1933, as amended.

Investors must be capable of bearing the economic risks of this investment with the understanding that these Shares may not be liquidated by resale or redemption and should expect to hold their Shares as a long-term investment (especially if no public trading market develops).

8

Speculative Nature of Investment

Investment in these Shares is speculative and, by investing, each investor assumes the risk of losing the entire investment. The Company has limited operations as of the date of this Private Placement Memorandum and will be solely dependent upon the Company and the Company's portfolio of assets, both of which are subject to the risks described herein. Accordingly, only investors who are able to bear the loss of their entire investment and who otherwise meet the investor suitability standards should consider purchasing these Shares.

Each prospective investor who invests in the Company must understand that investment in the Shares is speculative. By investing, potential investors understand that they may lose their entire investment in investing with the Company.

No Expectation to Pay Dividends

The Company has not paid any dividends with respect to its outstanding Shares and cannot predict when, or if, dividends will be paid. The Company does not currently anticipate paying any dividends on the Shares until a product is successfully commercialized and liquidity is realized. There is no guarantee the Company will ever receive any profit from its operations so as to be able to declare and pay dividends. There can be no assurance with respect to the amount and timing of any dividends other than to the shareholders, or that they will ever be made. Future dividends will be determined by the Management of the Company in light of prevailing financial conditions, earnings, if any, as well as other relevant factors.

Unforeseen Changes

While the Company has enumerated certain material risk factors herein, it is impossible to know all risks which may arise in the future. In particular, shareholders may be negatively affected by changes in any of the following: (i) laws, rules and regulations; (ii) regional, national and/or global economic factors; (iii) the capacity, circumstances and relationships of partners of the Company or the Management; or (iv) general changes in financial or capital markets.

The Company continuously encounters changes in its operating environment, and the Company may have fewer resources than many of its competitors to continue to adjust to those changes. The operating environment of the Company is undergoing rapid changes, with frequent introductions of laws, regulations, competitors, market approaches, and economic impacts. Future success will depend, in part, upon the ability of the Company to adapt to those changes and providing products and services that will satisfy the demands of their respective businesses and projects. Many of the competitors have substantially greater resources to adapt to those changes. The Company may not effectively react to all of the changes in its operating environment or be successful in adapting its products and approach.

Arbitration

By execution of the subscription agreement for purchase of the Shares, investors in this offering agree to submit to arbitration all claims arising from their investment. Arbitration may not afford investors all the relief they might obtain outside arbitration. Arbitration narrows procedural and other steps available to claimants (such as discovery, broad choice of venue and scope of appellate review) and is, in general, a more informal process than court action. On the other hand, arbitration is normally a less expensive process for a claimant than court action and normally results in a quicker final decision. However, investors may find that as a result of arbitration they are more restricted in the resolution of claims, if any, arising from this investment.

FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate.

Such “forward-looking statements” can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “should” or “anticipates”, or the negative thereof, or other variations thereon or comparable terminology, or by discussion of strategy. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, which could cause actual results to vary materially from the future results covered in such forward-looking statements.

An investor should not rely on forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. The Company is not under a duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

9

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the $0.10 price at which the Shares are being offered has been arbitrarily determined by the Company.

The Shares offered by the selling shareholders may be offered and sold, from time to time, by the selling shareholders described in this prospectus under the heading “Selling Shareholders” at an offering price of $0.10 per share until such time as the Shares are quoted on the OTC Bulletin Board and only thereafter may be offered at prevailing market or privately negotiated prices. The selling shareholders may sell the Shares by any means described in this prospectus under “Plan of Distribution.”

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

SELLING SHAREHOLDER SALES

This prospectus relates to the sale of 1,640,000 outstanding shares of the Company’s common stock by the holders of those shares. The selling shareholders will offer their shares at an offering price of $0.10 per share until such time as the Shares are quoted on the OTC Bulletin Board and offered thereafter at prevailing market or privately negotiated prices including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale or at prevailing market if a market should develop.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Shares.

PLAN OF DISTRIBUTION

General

The selling shareholders may seek an underwriter, broker-dealer or selling agent to sell the Shares. As of the date of this prospectus, no selling shareholder has entered into any arrangements with any underwriter, broker-dealer or selling agent for the sale of the Shares. The Company has no arrangements nor has it entered into any agreement with any underwriters, broker-dealers or selling agents for the sale of the Shares.

The Company intends to maintain the currency and accuracy of this prospectus and to sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

The offering will terminate 24 months following the date of the initial effectiveness of the registration statement to which this prospectus relates unless earlier closed.

Selling Shareholders

The selling shareholders will offer their shares at an offering price of $0.10 per share until such time as the Shares are quoted on the OTC Bulletin Board and offered thereafter at prevailing market or privately negotiated prices including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale or at prevailing market prices if a market should develop. The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Shares. Of the 1,640,000 Shares included in the registration statement, of which this prospectus is a part, none are held by any officers, affiliates or directors.

Resale of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon resale of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Resale of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker).

10

DESCRIPTION OF SECURITIES

Capitalization

Pursuant to the Company's certificate of incorporation and amendments thereto, the Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 20,640,000 shares were issued and outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 20,000,000 share of preferred stock, par value $0.0001, of which no shares are designated or outstanding.

Common Stock

The Company is registering 1,640,000 shares of common stock offered for sale to the public by the holders thereof (selling shareholders) at an offering price of $0.10 per share. The selling shareholders will offer the Shares at $0.10 until such time as the Shares are quoted on the OTC Bulletin Board and offered thereafter by the selling shareholders at prevailing market or privately negotiated prices including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale or at prevailing market prices if a market should develop.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. In addition to any vote required by law, the consent of at least a majority of the holders of the then-outstanding shares of common stock is required to (i) redeem, purchase or otherwise acquire any share of common stock, (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of common stock; or (iii) amend the Articles of Incorporation of the Company if such amendment would change any of the rights, preferences or privileges of the common stock.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up, subject to the rights of the shares of preferred stock, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Company, except that no holder of preferred stock shall have preemptive rights. Any shares of preferred stock so issued would typically have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

At present, the Company has no plans to issue any preferred stock or adopt any series, preferences or other classification of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Admission to Quotation on the OTC Bulletin Board

If and when the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. There is no assurance that the Company will ever meet such qualifications. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing.

11

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

THE BUSINESS AND BUSINESS PLAN

Background

The Company is a development stage company and has limited operating history and is expected to experience losses in the near term. The Company’s independent auditors have issued a report raising substantial doubt about the Company’s ability to continue as a going concern.

Summary

Doers Education ASEAN, Ltd. (the “Company” or “DOERS”), a Delaware Corporation, is a Hong Kong-based startup incubator that offers shared workspace, networking events as well as training and education programs. DOERS offers daily and weekly seminars on personal finances for individuals and tailored corporate training curriculum depending on corporate development needs. DOERS has been offering its flagships programs include Money and You, DBS Entrepreneurship Institute and US BSE Entrepreneur Business School since 1999. Founder and President, Lin Wei Hsien is a renowned corporate trainer in Asia who has logged in innumerable speaking engagements in the region. The Company is now leveraging its highly successful program and initiating an expansion program to launch its startup incubators in emerging and high-growth Association of Southeast Asian Nations and (ASEAN) countries.

Business Model

DOERS offers management and leadership training that addresses the training needs of individuals and corporations alike. As an incubator for startup companies, DOERS revenue streams are comprised of: 1) Admission fees for the seminars and tuition fees for the business school; 2) Rental income from incubator members and booking fees for seminar rooms.

Key success factors that the Company intends to employ to achieve its goals include the following:

●	Ability to alter goods and services produced in favor of market conditions: Establishments in this industry must be able to change or adapt the courses offered to suit the needs of attendees. For instance, recently there has been increased demand for IT management training and quality assurance training.

●	Provision of superior after sales service: Establishments that provide a higher level of after-sales service have a competitive advantage over those that do not in cementing client relationships.

●	Developing a strong brand and reputation: The perceived value of a company is important for the recruitment of new clients for seminars and workshops.

●	Being part of a franchising chain: New establishments in this industry can benefit from franchising. This reduces the costs associated with establishing new courses and maximizes economies of scale.

●	Access to highly skilled workforce: Trainers in this industry must have an appropriately high level of skills and experience.

12

The Market

The Business Coaching industry has a low level of globalization, with all of the larger enterprises being domestically owned. The international reach of these enterprises is growing; however, through the establishment of branches overseas, licensing programs to operators and increasing use of distance-education methods. Given the highly fragmented nature of this industry, with more than 85.0% of establishments being non-employers, the level of domestic ownership of establishments is likely to remain low.

Key external drivers that the Company believes will positively impact the market include the following:

●	Corporate profit: A large proportion of the industry’s customers are corporations, so changes in business sentiment typically influence demand for the industry’s services. When corporate profit is low, companies are less likely to spend money on nonessential training for their staff. Corporate profit is expected to increase in 2017 representing a potential opportunity for the industry.

●	Per capita disposable income: Disposable income levels influence individuals who take courses for self-fulfillment. Customers are sensitive to price, so an increase in disposable income often leads to increased spending on education and training courses. Per capita disposable income is expected to increase in 2017.

●	Households earning more than $100,000: Demand for the educational services provided by this industry mainly comes from middle and senior managers. An increase in the number of people in these positions will increase demand for services. A proxy for the number of middle and senior managers is the number of households in high-income groups. Therefore, an increase in the number of wealthy households is expected to raise demand for industry services. The number of households earning more than $100,000 is expected to increase in 2017.

●	nvestor uncertainty: Investor uncertainty, also known as the fear index, controls investor risk. Investor uncertainty rises during economic downturns with investors becoming risk averse. National debt and interest rate worries are continuing to increase uncertainty and reduce demand for industry services. Investor uncertainty is expected to increase in 2017, representing a potential threat to the industry.

●	Number of employees: Any rise in the number of employees in the United States will expand the potential market base for the industry. Therefore, an increase in the number of employees typically boosts demand for industry services. The number of employees is expected to increase in 2017.

Startup Communities in ASEAN

According to the Asia-Pacific Forum Berlin (APFB)’s January 2016 report on start-up ecosystems in ASEAN member states, the start-up communities in ASEAN are still in a nascent stage which presents a unique opportunity for the Company. Potentially growing demand in various regions can be characterized as follows:

BRUNEI. Brunei has a small but continually growing startup community backed by government initiatives. Brunei Government places paramount importance in the education of its citizens by providing scholarships for studying at Ivy League Colleges in order to produce new breed of entrepreneurs. SocialMart.com is one of the most successful startups in Brunei. Investors such as MAD Incubator and Start UP Nation have shown interests in investing in Brunei. Brunei’s leading incubators include Tru Synergy, Founder Institute and Start-up Hub BIMP-EAGA (SUHBE Co).

CAMBODIA. Cambodia is a country which has strong self-employment tradition with around half of the population of 15 million under 25 years of age. In addition, the mobile penetration is growing. All of these factors shape a robust startup ecosystem in Cambodia. Current Incubators include: Young Startups, EME Business Incubator, KOTRA Incubator and BDLink – The Business Incubator.

INDONESIA. Indonesia’s startup market is still at infancy. Nonetheless, Indonesia’s population is very technologically adept. Indonesia is one among the most active countries on social media. It has Facebook’s fourth largest number of users and fifth largest number of users of Twitter. The Internet users in Indonesia are projected to grow from 55 million (2014) to 125 million (2015). Nearly three-quarter (74%)of mobile users use social media apps and on an average a person spends 2 hours 54 minutes on social media each day. Apple, Facebook, Twitter and Uber have started their offices in the country. Incubators & Accelerators in the region include: IdeaBox, Kolaborasi, Kapital, FI Indonesia, Grupara Inc, ideosource and Batavia Incubator.

LAOS. Startup companies in Laos have a strong focus for rebuilding their country. At seven million strong, Laos hasover 50 per cent of population at 25 years or younger. Laos IT Business Incubation Center is a leading incubator in the country. Currently a business incubator of the National University of Laos offers entrepreneurship development, business consulting, business matching, technical support, access to funding and networking.

MALAYSIA. Malaysia’s leading accelerator, MAGIC Accelerator offers three programs - for startups looking to expand in ASEAN, for social enterprises, and for growth-stage companies. The latter encompasses 500 Startups and Tune Labs Accelerator, which offers a year-round program with in-house development support and the opportunity to test market fit with the AirAsia/Tune Group customer base.

13

MYANMAR. Myanmar is ripe with opportunity as starting up in such a young ecosystem on the brink of technological change almost guarantees the first-mover advantage. Incubators & Accelerators in the region include: Ideabox and Project Hub, Yangon.

PHILIPPINES. The Philippines has an ambitious target for its startup ecosystem. By 2020, the country aims to have 500 startups that have raised total funding of US$200 million from investors and raked in a valuation of US$2 billion. Accelerators & Incubators in the region include: Kickstart Ventures, Launch garage and Ideaspace Foundation Inc.

SINGAPORE. Scott Anthony in his 2015 Harvard Business Review article attributed Singapore’s development as an entrepreneurial hub to three factors: A hospitable environment for startups, serious government skin in the game and the use of soft power to address hidden barriers to entrepreneurship. Accelerators & Incubators in the region include: Singapore Entrepreneurs Network Monthly Meetup, Founder Institute, JFDI Asia, iStartup Program and FinTech.

Digital Education Systems in ASEAN

High penetration of digital use in Southeast Asia is a positive indicator of the region’s readiness for accessing online training materials. As of 2015, out of the estimated 627.7 million ASEAN population, 252.4 million are active internet users, 232.9 million are active social media users, and 199.7 million are active mobile social media users. The Company believes the penetration of digital use in ASEAN creates opportunity and demand for digital education systems the Company intends to offer to the ASEAN community.

Education Systems in ASEAN

To promote human resource development, ASEAN countries have launched the Education Objective, which aims to: (i) achieve universal access to primary education; (ii) develop education networks at various levels within institutions; and (iii) establish research clusters to improve the quality of education throughout the region. ASEAN countries present very diverse levels of educational standard, institutional development, and education policy. Singapore, for example, presents a fully internationalized hub of higher education, while Cambodia’s system of higher education is only 30 years old.

Accreditation mechanisms are vital in establishing the basis for a regional labour mobility market. The Asia Pacific Accreditation and Certification Commission (APACC), one such mechanism, has begun harmonizing education and training systems, aiming to certify institutions to common shared standards of quality. Promoting the use of the English language is another key issue within the AEC. Language barriers within member countries, and the increasing internationalization of the job market even within each country, make English-language fluency ever more necessary.

SWOT Analysis

The Company's strengths are denoted by founder Lin Wei-Hsien's 30+ years of experience as an established network industry leader and successful entrepreneur with experience offering educational seminars throughout Asia. The Company also believes the company is strengthened by its recognition of locations in fast-growing startup communities in ASEAN.

The Company will have to overcome certain weaknesses, particularly with regards to DOERS' limited business management experience in the ASEAN region. The Company also currently has only a limited number of current staff to deploy and funds will be required to deploy a comprehensive international market expansion.

The opportunity for success is ripe as new emerging markets grow and as political stability in ASEAN communities increases. Perhaps more importantly, there are already several existing startup communities with no current training nor education system in place.

There is always the threat however that political stabilizing trends in ASEAN communities could reverse or worsen. In addition, competitors with similar training or educational programs may enter the region and compete with the Company.

Competition

Industry establishments face both internal and external competition. Because the industry is fairly fragmented with a large number of owner operators, competition occurs mainly at a regional level.

●	Internal competition is denoted by businesses within the industry that compete on the basis of quality, reputation, industry-specific knowledge, price, flexibility and marketing ability. Because most clients of this industry are in higher-level positions in their organizations, they are typically seeking a high-quality educational service with a short duration. This fact is influenced not only by the standard of course content, but also by the quality of trainers. Trainers need to be highly knowledgeable and respected in their teaching fields. Reputation is an important factor and can include both the reputation of the training provider and of the content of the course. Specific industry knowledge creates another basis of competition between providers. For instance, a good understanding of a client’s particular industry may give an education provider a competitive advantage over others.

Establishments within this industry also compete on the basis of price. Although prices may be difficult to compare because of the range of different courses offered in terms of the topics covered, the length of the training course and the level of course support before and after training.

14

Effective marketing strategies can be a point of competition; therefore, businesses undertake a range of marketing and advertising activities to attract both corporate and individual clients.

Flexibility in terms of course design and scheduling will give establishments within this industry a competitive advantage. Industry operators provide set courses, and customize their training to suit the needs of the client.

Flexibility in the scheduling of courses is important because the vast majority of participants in training offered by this industry are full-time employees, often in senior-level positions. As a result, a number of establishments in this industry offer self-paced programs or online courses.

●	External competition within the industry is denoted by participants that are facing increasing external competition from other education operators involved in the Colleges and Universities industry and the For-Profit University industry. This competition is evident in the large increases in Masters of Business Administration degrees, which involve similar content to some of the courses delivered through the Business Coaching industry. Industry operators also face competition from internal training and development departments of larger corporations. Internal training providers benefit from higher knowledge of the workings of the company.

DOERS anticipates competition from the local incubators and accelerators in the local ASEAN countries. Nonetheless, the existing providers have a sole focus on providing networking events and workspace sharing and offer very limited training program. Dr. Willson has seen a tremendous opportunity in the ASEAN market due to the nascent development of startups in these countries and the wide education gap between the existing workforce and required qualifications by companies. DOERS will thus offer its high-quality business education and training program at the new incubators along with the workspaces, networking events and other services.

Market Segmentation

DOERS Education ASEAN Ltd is an incubator and accelerator that offers shared workspaces, and office space. In addition, DOERS offers various class-room and online training programs to students, entrepreneurs and corporations. Its flagship training and education programs include the following:

Money & You

Money & You offers the following product proposition that appeals to its students:

●	Global international network of contacts and opportunities for business expansion

●	Strengthen interpersonal communication skills

●	Understanding of the best path to sustainable wealth creation

●	Recognition of relationship between money and people, creating holistic approach to achieving wealth and happiness

●	Understanding of methods to obtain true wealth

MONEY & YOU’s Founder, Lin Wei-Hsien, formulated his program based on his nuanced understanding of money and its influence on human relations. He has studied with some of the world's most highly-ranking and profile people, and based on these studies, Mr. Hsien has summed up the most practical methods and strategies to help participants create both happiness and wealth, modeled after Mr. Hsien's understandings from those he studied with.

MONEY & YOU’s unique approach to teaching involves 15% of lecture-based teaching, 60% of students-led activities and 25% of sharing activities. The curriculum’s effectiveness hinges on creating interests that evoke personalized learning experiences for maximized learning outcome. Each participant is expected to experience accelerated learning and share their experience as the building blocks to their future support system.

MONEY & YOU’s concept is built on the premises that people will go to extremes in the pursuit of wealth that ultimately will cost them their happiness. MONEY & YOU carefully balances the pursuit of money and happiness and teaches that concept, borrowing philosophies and insights from the world's leaders.

MONEY & YOU is an accumulated 30-year learning of its Founder. The entire learning ecosystem from class schedules, meal times, group interactive planning, classroom posters, furniture arrangement, materials design, activities, computerized analysis, and even room temperature and the size of the classroom are controlled to help participants to achieve the objective of the curriculum.

MONEY & YOU selects only the most prominent instructors with ample teaching experience and degree qualifications, as well as personal integrity. Moreover, instructors are seasoned entrepreneurs who are able to teach Chinese-based curriculum worldwide. DOERS applies a rigorous screening process, extended interview and communication period.

MONEY & YOU offers an interactive web platform on which outstanding leaders and senior executives from around the world digitally share their insights and experience that create a wealth of resources on the platform.

15

US BSE Entrepreneur Business School

US BSE Entrepreneur Business School ("BSE") was founded in 1978. Over the past three decades, the School has experienced steady growth and has become an international business education organization. BSE was created for entrepreneurs and others who seek out life-changing learning. BSE is distinct from other business schools in that it abandons pure academic research system. The curriculum explores and analyzes the interactions between industry players, consumers and communities.

Marketing Plan

As an incubator and management training program, DOERS heavily relies on its reputation as management thought leader in propagating the brand presence in ASEAN countries. DOER will highlight its reputation as well as that of Founder and instructors to promote the organization’s capabilities and benefits to prospective students / participants. DOERS specifically targets corporations with corporate development agenda and start-ups seeking for shared office space.

DOERS’ marketing campaign will be comprised of the following:

●	Direct Sales to Start-ups by direct mailing, cold-calling and in-person meeting to offer the curriculum that best suits their corporate development program.

●	Inbound Marketing Campaign. DOERS Group e-commerce websites will be heavily promoted by inbound marketing campaign. A well optimized and feature-rich web and mobile site will optimize viewers’ engagement on the website. The easy navigation and appealing design will appeal to customers to browse and make purchases. The website will have embedded SEO for ensuring maximum search engine placement and saturation.

●	Sponsorships at educational trade shows. This is ideal for raising brand awareness among prospective business students.

●	Press Media. DOERS will announce any new program and curriculum as well as newsworthy announcements that raise awareness among general public.

●	Educational Exhibitions /Road Shows. Educational exhibitions will allow management to communicate directly with prospective students.

Description of Property

The Company owns no real estate.  Its corporate office is in Jiangsu Province, Peoples Republic of China, is approximately 2,000 sq.ft. in size and is provided to the Company, at no cost, by Mr. Wei-Hsien, the Company’s president.

Employees

Currently the Company has no employees other than its executive officer and director who devotes approximately 90% of his time to the business of the Company.

THE COMPANY

The Company, formerly known as Collins Island Acquisition Corporation, was incorporated in Delaware on April 4th, 2016, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

In May, 2016, Collins Island Acquisition Corporation filed a registration statement with the Securities and Exchange Commission on Form 10 to become a public reporting company.

In July 2016, the Company redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950, the then current officers and directors resigned, and the Company changed its name to Doers Education ASEAN Ltd. The new officers and directors were appointed and elected and the Company issued 19,500,000 shares of its common stock to two shareholders:

Wei-Hsien, Lin	President and Secretary	19,000,000
	Treasurer

Daz MC Securities	Shareholder	500,000

Former officers of the Company Messuers James Cassidy and James McKillop retained 250,000 shares of the Company following the July 2016 redemption of shares.

16

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things: Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies; Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934; Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings; Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and Exemption from registration by a non-reporting company offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and such sales are exempt from state law registration, documentation or offering requirements. In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was affected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i)    the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii)   the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii)   the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period; or

(iv)  the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The Company meets the definition of an emerging growth company will be affected by some of the changes provided in the JOBS Act and certain of the new exemptions. The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i)    audited financial statements required for only two fiscal years;

(ii)   selected financial data required for only the fiscal years that were audited;

(iii)  executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company.

Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act goes on to exempt emerging growth companies from the requirements in 1934 Act § 14A(e) for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a road show.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

17

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

Legal Proceedings

There are no pending, threatened or actual legal proceedings in which the Company is a party.

Agreement with Tiber Creek Corporation

The Company entered into an agreement with Tiber Creek Corporation (“Tiber Creek”) whereby Tiber Creek would provide assistance in effecting transactions for the Company to become a public company, including the preparation and filing a registration statement with the Securities and Exchange Commission, assistance with applicable state requirements, advise and assistance on listing its securities on a trading exchange, assistance in establishing and maintaining relationships with market makers and broker-dealer, and assistance in other transactions, marketing and corporate structure activities available at that time.

Subsidiaries

The Company has no subsidiaries.

Reports to Security Holders

In May 2016 the Company (as Collins Island Acquisition Corporation) filed a Form 10-12G general registration of securities pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant such Act and files with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company’s documents filed with the Securities and Exchange Commission may be inspected at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001672885.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Company is a development stage company and was incorporated in the State of Delaware in April 2016. As of the periods from inception, through the date of this prospectus, the Company did not generate any revenue and incurred minimal expenses and operating losses, as part of its development stage activities. The Company has experienced a net loss of $6,356, an accumulated deficit of $6,356 and has $4,500 in total liabilities. The Company estimates it will need approximately $1,500,000 in additional funds to affect its business plan.

Going Concern

The Company has negative working capital, has incurred losses since inception, and has not yet received any revenue from sales of products or services. The ability of the Company to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.

Management’s plans include selling its equity securities and obtaining debt or other financing to fund its capital requirement and on-going operations; however, there can be no assurance the Company will be successful in these efforts. These factors create substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

Overview

The Company is an early-stage Hong Kong-based startup incubator that offers shared workspace, networking events as well as training and education programs. DOERS offers daily and weekly seminars on personal finances for individuals and tailored corporate training curriculum depending on corporate development needs. DOERS has been offering its flagships programs which includes Money and YOU, DBS entrepreneurship Institute and US BSE Entrepeneur Business School since 1999. Founder and President, Lin Wei-Hsien is a renowned corporate trainer in Asia who has logged in innumerable speaking engagements in the region. The Company is now leveraging its highly successful program and initiating an expansion program to launch its startup incubators in emerging and high-growth Association of Southeast Asian Nations (ASEAN) and countries.

As of September 30, 2016, the Company had cash balance of $64 and has earned no revenues nor realized any profits.

The Company intends to make an equity offering of its common stock for the acquisition and operation expenses. If it cannot raise the required cash, the Company will issue additional shares of common stock in lieu of cash.

18

Potential Revenue

The Company intends to earn revenue from enrollment in its seminars and purchase of its training programs, through strategic partnerships with startup communities in ASEAN and through sale and rental of shared workspace and office space to prospective students, entrepreneurs and corporations.

The Company intends to offer its first training program in ASEAN in or around April 1, 2017. The revenue of this operation will include attendance fee and/or enrollment.

Alternative Financial Planning

Mr. Wei-Hsien, Lin – President of the Company will pay all operation expenses for the Company as Director’s loan with no interest calculated until the Company can raise sufficient funds for its operation and project development.

Equipment Financing

The Company has no existing equipment financing arrangements.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Development Stage and Capital Resources

Since its inception, the Company has devoted substantially all of its efforts to business planning. Accordingly, the Company is considered to be in the development stage. The Company has not generated revenues from its operations, and there is no assurance of future revenues.

There is no assurance that the Company’s activities will result in any operations or that any operations, if begun, will generate revenues. The Company will need additional capital, but there is no assurance that the Company will be able to obtain such capital on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its business plans and proposed operations unless it obtains additional financing or otherwise is able to generate revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

Discussion of Period from Inception to September 30, 2016

As of September 30, 2016, the Company had cash balance of $64. The Company‘s expenses are paid by a loan provided by the President of the Company, Lin Wei-Hsien. There is no interest or repayment term set on the loan but request for repayment cannot be earlier then Dec 31, 2016. Mr. Wei-Hsien has agreed to pay the operation expenses of the Company until the Company can raise sufficient funds for its operation and project development.

The Company hopes to raise an initial $1,500,000 which will allow it to fully staff for operations across ASEAN and hire key instructors and management to facilitate growth in respective startup communities in the region.

As of September 30, 2016, the Company has posted only operating losses since its inception on April 4, 2016. It has an accumulated deficit since inception and no material cash balance nor any material assets on hand as of September 30, 2016. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

The Company does not anticipate that it will generate revenue sufficient to cover its planned operating expenses in the foreseeable future, and the Company must obtain additional financing in order to develop and implement its business plan and proposed operations. If the Company is not successful in generating sufficient revenues and/or obtaining additional funding to develop its business plan and proposed operations, this could have a material adverse effect on its business, results of operations liquidity and financial condition.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Name	Age	Position	Year Commenced
Lin Wei-Hsien	64	President, Treasurer and Secretary	2016

Lin Wei-Hsien serves as the sole officer and director of the Registrant. Mr. Lin serves as the executive chairman and CEO of Doers Education Group in Taiwan. Mr. Lin has a successful career in business training and publishing and speaking. He is the founder of the Chinese version of international courses including "BSE (The Accelerated Business School of Entrepreneurs", "Money and You" and "Winning for Life". He was honored with "Top 10 Chinese International Speaker Award" in 2016 by the International Professional Training Business Society, Asia's Top 10 Corporate Trainer in 2016 by HKXW Newspaper and "The Best Chinese Speaker of the Year" in 2007 by Learning Mode China Century Success Forum. Throughout his career, Mr. Lin has been very active in charitable activities. He was an originator of the successful "30 Hour Famine" for World Vision in 1990 and "Reserve Purest Land" for Tzu Chi Foundation from 1991 which he worked for King Car Education Foundation. He has worked extensively in disaster relief efforts and fundraising throughout China.

19

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company’s board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are no independent directors.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings in which the Company or any subsidiary is a party.

EXECUTIVE COMPENSATION

Discussion of Compensation Table

The Company has not paid any compensation to date. The Company anticipates that it will commence payment of compensation. No officer or director received any salary or stock or stock awards in 2016.

Employment Agreements

The Company has not entered into employment agreements with any of its employees or officers.

Anticipated Officer and Director Remuneration

The Company has not to date paid any compensation to any officer or director nor is any compensation owned to any officer or director as of date hereto. The Company intends to begin to pay annual salaries to all its officers and will pay an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities and/or the Company reaches profitability, experiences positive cash flow and/or obtains additional funding. At such time, the Company anticipates offering cash and non-cash compensation to officers and directors. In addition, although not presently offered, the Company anticipates that its officers and directors will be provided with a group health, vision and dental insurance program at subsidizes rates, or at the sole expense of the Company, as may be determined on a case-by-case basis by the Company in its sole discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

Name and Address of Beneficial Owner	Position	Amount of Shares Beneficial Owned	Percent of class (1)
Wei-Hsien, Lin	President, Secretary and Treasurer	19,000,000	92.05%

(1) Based upon 20,640,000 shares outstanding as of the date of this offering.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Cassidy and James McKillop, selling shareholders of the Company, were both former officers and directors of the Company. Mr. Cassidy and Mr. McKillop were involved with the Company prior to the change in control and may be considered promoters of the Company. Messrs. Cassidy and McKillop each initially owned 10,000,000 shares of common stock of the Company for which each paid $1,000. As part of the change of control, Messrs. Cassidy and McKillop each consented to the redemption of 9,750,000 shares of the common stock held by each of them for a redemption price of $975 each.

Each of Messrs. Cassidy and McKillop retains 250,000 shares and is a selling shareholder in this registration statement. As the initial shareholder/officer of the Company, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the corporate documents and preparation of the initial registration statement. Mr. Cassidy continues to provide legal services to the Company through its arrangement with Tiber Creek Corporation in the preparation of this registration statement and assistance in preparation of certain of its filings required pursuant to the Securities Exchange Act of 1934. Mr. McKillop, through Tiber Creek Corporation, will provide services to the Company, if needed, in facilitating introductions and meetings with professionals in the brokerage and financial communities.

In accordance with a April 29, 2016 Board of Directors meeting, Mr. Wei-Hsien – President of the company agreed to pay all operation expenses for the Company as Director’s loan with no interest calculated until the Company can raise sufficient funds for its operation and project development. This was an oral agreement between the Company and Mr. Wei-Hsien. As of September 30, 2016, due to Mr. Wei-Hsien amounted to $2,500 representing professional fees paid on behalf of the Company.

20

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 1,640,000 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $0.10 per share, until the close of the Offering.

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be “underwriters” under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

The following table sets forth ownership of shares held by each person who is a selling shareholder.

	Before Offering		After Offering
Name of Selling Shareholder	# Shares	Percent (1)	# Shares	Percent
KUO, TENG-YI	30,000	*	0	0%
YANG, TWAN-SHAN	30,000	*	0	0%
LEE, CHI YIN	20,000	*	0	0%
WU, HSIU-CHING	20,000	*	0	0%
CHANG YUNG CHOU	20,000	*	0	0%
LIAO YU JO	20,000	*	0	0%
CHAO TAI LI	20,000	*	0	0%
LIN, CHUNG-HO	30,000	*	0	0%
LIN, LIAO CHU	30,000	*	0	0%
LIAO, SHU-WEN	30,000	*	0	0%
LIN, KUAN-YING	30,000	*	0	0%
ENG YI LOONG	20,000	*	0	0%
YONG LING FOUNG	20,000	*	0	0%
CHEN FUI CHIN	10,000	*	0	0%
LEONG SIEW SAN	10,000	*	0	0%
LIM YA HUI	10,000	*	0	0%
KAM SOW YEN	10,000	*	0	0%
JASON LEE	10,000	*	0	0%
LIM HUITING	10,000	*	0	0%
WANG FANG	20,000	*	0	0%
LI ZHI GANG	20,000	*	0	0%
TIAN YING YING	10,000	*	0	0%
LI BI YUN	20,000	*	0	0%
SHI GANG FENG	20,000	*	0	0%
ZHAO JIAN YONG	20,000	*	0	0%
CHEN XU ZHAI	10,000	*	0	0%
HUANG JUN	10,000	*	0	0%
HE ZHI ZHONG	10,000	*	0	0%
ZOU XUAN	10,000	*	0	0%
LIU TIAN FENG	10,000	*	0	0%
SUI XIA	10,000	*	0	0%
ZHOU HUA	10,000	*	0	0%
GONG QUAN	10,000	*	0	0%
LU WEI QUAN	10,000	*	0	0%
CAI LI JING	20,000	*	0	0%
LIU WEI HUA	10,000	*	0	0%
LUO JIANG PING	20,000	*	0	0%
ZHANG YU	10,000	*	0	0%
JAMES CASSIDY	250,000	1.2%	0	0%
JAMES MCKILLOP	250,000	1.2%	0	0%
DAZ MC SECURITIES	500,000	2.4%	0	0%
	1,640,000

*	Less than 1%.
(1)	Based on 20,640,000 shares outstanding as of the date of this prospectus.

21

DESCRIPTION OF SECURITIES

Capitalization

Pursuant to the Company's certificate of incorporation and amendments thereto, the Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 20,640,000 shares are outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 20,000,000 share of preferred stock, par value $0.0001, of which none have been designated or issued.

Common Stock

The Company is registering 1,640,000 shares of common stock offered for sale the holders thereof (selling shareholders) at an offering price of $0.10 per share.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. In addition to any vote required by law, the consent of at least a majority of the holders of the then-outstanding shares of common stock is required to (i) redeem, purchase or otherwise acquire any share of common stock, (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of common stock; or (iii) amend the Articles of Incorporation of the Company if such amendment would change any of the rights, preferences or privileges of the common stock.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up, subject to the rights of the shares of preferred stock, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

Preferred Stock

The Company has 20,000,000 authorized undesignated shares of preferred stock. As of date hereof, no designation of any series of preferred stock has been created and no shares issued. The board of directors is has the authority to effect a series of preferred stock and designate the rights and preferences thereto.

Market Price

There is no public market for the Company’s common stock and there is no market price for the Company's common stock.

Admission to Quotation on the OTC Bulletin Board

If and when the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. There is no assurance that the Company will ever meet such qualifications. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids; offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

If the Company is not able to qualify for quotation on the OTC Bulletin Board or for other reasons, the Company may elect to have its securities initially traded in the OTC Markets Group Inc. (formerly the Pink OTC Markets, aka the "Pink Sheets"). The OTC Markets Group Inc. is the largest electronic marketplace for broker-dealers to trade unlisted stocks. In general there is greater liquidity for traded securities on the OTC Bulletin Board. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

22

Transfer Agent

It is anticipated that Globex Transfer, LLC of Deltona, Florida will act as transfer agent for the common stock of the Company.

Dividends

The Company has not paid any dividends to date.

LEGAL MATTERS

Cassidy & Associates, Newport Beach, California, has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company.

EXPERTS

The financial statements of the Company included in this prospectus and in the registration statement for the period from April 4, 2016 (Inception) to April 20, 2016 has been audited by KCCW Accountancy Corp., independent registered public accounting firm, California to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant.  Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company’s Certificate of Incorporation include an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders by reason of a breach of the director’s fiduciary except (i) for any breach of the director’s duty of loyalty to the Company or its shareholders or (ii) for acts or omissions not in good faith or which involve intentional misconduct of (iii) for unlawful payment of dividend or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

The Bylaws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification. Section 145 of the Delaware General Corporation Law (“DCL”) empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s by-laws, any agreement, vote of shareholders or otherwise.

The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The Certificate of Incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

23

FINANCIAL STATEMENTS

Balance Sheet as of September 30, 2016 (unaudited)	1

Statements of Operations for the three months ended September 30, 2016 and period from April 4, 2016 (Inception) to September 30, 2016 (unaudited)	2

Statement of Cash Flows for the period from April 4, 2016 (Inception) to September 30, 2016 (unaudited)	3

Notes to Financial Statements (unaudited)	4 - 9

DOERS EDUCATION ASEAN LIMITED

BALANCE SHEETS

September 30, 2016
(Unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$64
Total Assets	$64

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accrued liabilities	$2,000
Due to a related party	2,500
Total Liabilities	4,500

Stockholders’ Equity
Preferred stock, $0.0001 par value 20,000,000 shares authorized; none issued and outstanding September 30, 2016	-
Common Stock, $0.0001 par value, 100,000,000 shares authorized; 20,640,000 shares issued and outstanding September 30, 2016	2,064
Discount on Common Stock	(2,000)
Additional paid-in capital	1,856
Accumulated deficit	(6,356)
Total stockholders’ deficit	(4,436)
Total Liabilities and Stockholders’ Deficit	$64

The accompanying notes are an integral part of these unaudited financial statements.

DOERS EDUCATION ASEAN LIMITED

STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the three months ended September 30,	For the period from April 4, 2016 (Inception) to September 30,
	2016	2016
Revenues	$-	$-

Cost of Revenue	-	-

Gross Profit	-	-

Operating expenses	3,500	6,356

Operating Loss	(3,500)	(6,356)

Loss before income taxes	(3,500)	(6,356)

Income Tax Expense	-	-

Net loss	$(3,500)	$(6,356)

Loss per share - basic and diluted	$(0.00)	$(0.00)

Weighted average shares - basic and diluted	20,006,882	19,895,222

The accompanying notes are an integral part of these unaudited financial statements.

DOERS EDUCATION ASEAN LIMITED

STATEMENT OF CASH FLOWS

(UNAUDITED)

For the period from April 4, 2016 (Inception) to September 30,
2016
OPERATING ACTIVITIES
Net Loss	$(6,356)
Non-cash adjustments to reconcile net loss to net cash:
Expenses paid for by stockholder and contributed as capital	1,856
Changes in Operating Assets and Liabilities:
Accrued liability	2,000
Due to related party	2,500
Net cash provided by (used in) operating activities	-

FINANCING ACTIVITIES
Proceeds from issuance of common stock	2,064
Advance from a related party	(2,000)
Net cash provided by financing activities	64

Net increase in cash	$64

Cash, beginning of period	-

Cash, end of period	$64

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest paid	$-
Income tax paid	$-

The accompanying notes are an integral part of these unaudited financial statements.

DOERS EDUCATION ASEAN LIMITED

Notes to Financial Statements

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Doers Education Asean Ltd. (formerly Collins Island Acquisition Corporation) (the “Company”) was incorporated on April 4, 2016 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with the Company. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s unaudited condensed financial statements. Such unaudited condensed financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying unaudited condensed financial statements. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) were omitted pursuant to such rules and regulations. The results for the period from April 4, 2016 (Inception) to September 30, 2016, are not necessarily indicative of the results to be expected for the year ending December 31, 2016.

USE OF ESTIMATES

The preparation of unaudited condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. Cash and cash equivalents amounted to $64 as of September 30, 2016.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of September 30, 2016.

INCOME TAXES

Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of September 30, 2016 there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of September 30, 2016, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

RECENT ACCOUNTING PRONOUNCEMENTS

On November 20, 2015, FASB issued ASU-2015-17-Income Taxes. The Board is issuing this Update as part of its initiative to reduce complexity in accounting standards (the Simplification Initiative). The objective of the Simplification Initiative is to identify, evaluate, and improve areas of generally accepted accounting principles (GAAP) for which cost and complexity can be reduced while maintaining or improving the usefulness of the information provided to users of financial statements. Current GAAP requires an entity to separate deferred income tax liabilities and assets into current and noncurrent amounts in a classified statement of financial position. To simplify the presentation of deferred income taxes, the amendments in this Update require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The amendments in this Update apply to all entities that present a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the amendments in this Update. For public business entities, the amendments in this Update are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Earlier application is permitted for all entities as of the beginning of an interim or annual reporting period. The Company is still in the process of evaluating future impact of adopting this standard. Management believes that the impact of this ASU to the Company’s financial statements would be insignificant.

In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to address diversity in how certain cash receipts and cash payments are presented and classified in the statement of cash flows”. The amendments provide guidance on the following eight specific cash flow issues: (1) Debt Prepayment or Debt Extinguishment Costs; (2) Settlement of Zero-Coupon Debt Instruments or Other Debt Instruments with Coupon Interest Rates That Are Insignificant in Relation to the Effective Interest Rate of the Borrowing; (3) Contingent Consideration Payments Made after a Business Combination; (4)Proceeds from the Settlement of Insurance Claims; (5) Proceeds from the Settlement of Corporate-Owned Life Insurance Policies, including Bank-Owned; (6) Life Insurance Policies; (7) Distributions Received from Equity Method Investees; (8) Beneficial Interests in Securitization Transactions; and Separately Identifiable Cash Flows and Application of the Predominance Principle. The amendments are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The amendments should be applied using a retrospective transition method to each period presented. If it is impracticable to apply the amendments retrospectively for some of the issues, the amendments for those issues would be applied prospectively as of the earliest date practicable. The Company is currently evaluating the impact of this new standard on its consolidated financial statements and related disclosures.

In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory”, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-06 will be effective for the Company in its first quarter of 2019. The Company is currently evaluating the impact of adopting ASU 2016-16 on its consolidated financial statements.

In October 2016, the FASB issued ASU 2016-17, “Consolidation (Topic 810): Interests Held through Related Parties That Are under Common Control”. The amendments affect reporting entities that are required to evaluate whether they should consolidate a variable interest entity in certain situations involving entities under common control. Specifically, the amendments change the evaluation of whether a reporting entity is the primary beneficiary of a variable interest entity by changing how a reporting entity that is a single decision maker of a variable interest entity treats indirect interests in the entity held through related parties that are under common control with the reporting entity. The amendments are effective for public business entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of this new standard on its consolidated financial statements and related disclosures.

NOTE 2 - GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating loss of $6,356 during the period from April 4, 2016 (Inception) to September 30, 2016. The Company had a working capital deficit of $1,936 and an accumulated deficit of $6,356 as of September 30, 2016. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 3 - ACCRUED LIABILITIES

As of September 30, 2016, the Company had an accrued professional fee of $2,000.

NOTE 4 - DUE TO RELATED PARTY

Due to related party amounted to $2,500 as of September 30, 2016 are fees paid by a shareholder on behalf of the Company.

NOTE 5 - STOCKHOLDERS’ DEFICIT

On April 4, 2016, the Company issued 20,000,000 founders common stock to two directors and officers. The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of September 30, 2016, 20,640,000 shares of common stock and no preferred stock were issued and outstanding.

On July 24, 2016, the Company redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share.

On July 25, 2016, the Company issued 19,500,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 97.5% of the total outstanding 19,000,000 shares of common stock to Wilson Lin Wei-Hsien and 500,000 shares to Daz Mc Securities. Daz Mc Securities works with Khoo Lay Wah together as shareholders and management of the Company.

On September 30, 2016, the Company issued 640,000 shares of its common stock to 38 shareholders for $64 at par value.

NOTE 6 - SUBSEQUENT EVENT

Management has evaluated subsequent events through February 9, 2017, the date which the financial statements were available to be issued. All subsequent events requiring recognition as of September 30, 2016 have been incorporated into these financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

FINANCIAL STATEMENTS

FOR Period from April 4, 2016 (Inception) to April 20, 2016

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-11

Financial Statements	F-12 - F-15

Notes to Financial Statements	F-16 - F-18

KCCW Accountancy Corp.	CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Collins Island Acquisition Corporation

We have audited the accompanying balance sheet of Collins Island Acquisition Corporation (the "Company") as of April 20, 2016, and the related statement of operations, changes in stockholders' deficit and cash flows for the Period from April 4, 2016 (Inception) to April 20, 2016. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. Our audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of April 20, 2016 and the results of its operations and its cash flows from April 4, 2016 (Inception) to April 20, 2016 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing or merger with another entity. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KCCW Accountancy Corp.
Diamond Bar, California
May 2, 2016

COLLINS ISLAND ACQUISITION CORPORATION

BALANCE SHEET

April 20, 2016

ASSETS

Current assets
Cash	$0
Total assets	$0

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
Accrued liabilities	$1,000
Total liabilities	1,000

Stockholders' deficit
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none outstanding
Common stock, $0.0001 par value, 100,000,000 shares authorized; 20,000,000 shares issued and outstanding	2,000
Discount on Common Stock	(2,000)
Additional paid-in capital	312
Deficit accumulated during the development stage	(1,312)
Total stockholders' deficit	(1,000)
Total liabilities and stockholders' deficit	$0

The accompanying notes are an integral part of these financial statements.

COLLINS ISLAND ACQUISITION CORPORATION

STATEMENT OF OPERATIONS

For the period from
April 4, 2016
(Inception) to
April 20, 2016

Revenue	$-

Cost of revenue	-

Gross profit	-

Operating expenses	$1,312
Operating loss	(1,312)

Loss before income taxes	(1,312)

Income tax expense	-

Net loss	$(1,312)

Loss per share - basic and diluted	$(0.00)

Weighted average shares-basic and diluted	20,000,000

The accompanying notes are an integral part of these financial statements.

COLLINS ISLAND ACQUISITION CORPORATION

STATEMENT OF STOCKHOLDERS' DEFICIT

			Discount on	Additional		Total
	Common Stock		Common	Paid-in		Stockholders'
	Shares	Amount	Stock	Capital	Deficit	Deficit

Balance, April 4, 2016 (Inception)	-	$-	$-	$-	$-	$-

Issuance of common stock	20,000,000	2,000	(2,000)	-	-	0

Additional paid-in capital	-	-	-	312	-	312

Net loss	-	-	-	-	(1,312)	(1,312)

Balance, April 20, 2016	20,000,000	$2,000	$(2,000)	$312	$(1,312)	$(1,000)

The accompanying notes are an integral part of these financial statements.

COLLINS ISLAND ACQUISITION CORPORATION

STATEMENT OF CASH FLOWS

For the period from
April 4, 2016
(Inception) to
April 20, 2016

OPERATING ACTIVITIES
Net loss	$(1,312)
Non-cash adjustments to reconcile net loss to net cash:
Expenses paid for by stockholder and contributed as capital	312
Changes in Operating Assets and Liabilities:
Accrued liability	1,000
Net cash (used in) operating activities	0

FINANCING ACTIVITIES
Proceeds from issuance of common stock	0
Proceeds from stockholders contribution	0
Net cash provided by financing activities	0

Net increase in cash	0

Cash, beginning of period	-
Cash, end of period	$0

The accompanying notes are an integral part of these financial statements.

COLLINS ISLAND ACQUISITION CORPORATION

Notes to Financial Statements

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Collins Island Acquisition Corporation ("Collins Island" or "the Company") was incorporated on April 4, 2016 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with Collins Island. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements. The Company has not earned any revenue from operations since inception. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in ASC 915, "Development Stage Entities." Among the disclosures required by ASC 915, are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception. The Company chose December 31 as its fiscal year end.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents as of April 20, 2016.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of April 20,

2016.

COLLINS ISLAND ACQUISITION CORPORATION

Notes to Financial Statements

INCOME TAXES

Under ASC 740, "Income Taxes," deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of April 20, 2016 there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of April 20, 2016, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

NOTE 2 - GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating losses during the period ended April 20, 2016. The Company had a working capital deficit of $1,000 and an accumulated deficit of $1,312 as of April 20, 2016. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

COLLINS ISLAND ACQUISITION CORPORATION

Notes to Financial Statements

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

Adopted

On June 10, 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915). The amendments in this update remove the definition of a development stage entity from Topic 915, thereby removing the distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information on the statements of income, cash flows, and shareholder's equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. Early adoption is permitted. The Company has adopted this accounting standard. The accounting pronouncement does not have a material effect on the financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

NOTE 4 - ACCRUED LIABILITIES

As of April 20, 2016, the Company had an accrued professional fee of $1,000.

NOTE 5 - STOCKHOLDERS' DEFICIT

On April 4, 2016, the Company issued 20,000,000 founders common stock to two directors and officers. The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of April 20, 2016, 20,000,000 shares of common stock and no preferred stock were issued and outstanding.

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$19.01
Edgarizing fees	$0
Transfer agent fees	$0
Accounting fee	$0
Legal fees	$0

Item 14. Indemnification of Directors and Officers

The Company's Certificate of Incorporation, By-Laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person's position with the Company, if the person is not ultimately adjudged liable to the Company for misconduct in the action. Generally, no indemnification may be made where the person has been determined to have intentionally, fraudulently or knowingly violated the law.

The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. Such securities were issued pursuant to exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale.

Since inception, the Company has issued the following shares of common stock:

The Company issued 20,000,000 shares on its formation in April 2016 to each of James Cassidy and James McKillop of which all but 500,000 shares were redeemed pro rata.

As part of a change in control of the Company, on July 25, 2016 the Company issued 19,500,000 shares of common stock to:

Lin Wei-Hsien	19,000,000
Daz MC Securities	500,000

II-1

On September 30, 2016, the Company issued 640,000 shares of its common stock to 38 shareholders for $64 at par value.

The following table sets forth ownership of shares held by each investor person who is a selling shareholder.

	Before Offering		After Offering
Name of Selling Shareholder	# Shares	Percent (1)	# Shares	Percent
KUO, TENG-YI	30,000	*	0	0%
YANG, TWAN-SHAN	30,000	*	0	0%
LEE, CHI YIN	20,000	*	0	0%
WU, HSIU-CHING	20,000	*	0	0%
CHANG YUNG CHOU	20,000	*	0	0%
LIAO YU JO	20,000	*	0	0%
CHAO TAI LI	20,000	*	0	0%
LIN, CHUNG-HO	30,000	*	0	0%
LIN, LIAO CHU	30,000	*	0	0%
LIAO, SHU-WEN	30,000	*	0	0%
LIN, KUAN-YING	30,000	*	0	0%
ENG YI LOONG	20,000	*	0	0%
YONG LING FOUNG	20,000	*	0	0%
CHEN FUI CHIN	10,000	*	0	0%
LEONG SIEW SAN	10,000	*	0	0%
LIM YA HUI	10,000	*	0	0%
KAM SOW YEN	10,000	*	0	0%
JASON LEE	10,000	*	0	0%
LIM HUITING	10,000	*	0	0%
WANG FANG	20,000	*	0	0%
LI ZHI GANG	20,000	*	0	0%
TIAN YING YING	10,000	*	0	0%
LI BI YUN	20,000	*	0	0%
SHI GANG FENG	20,000	*	0	0%
ZHAO JIAN YONG	20,000	*	0	0%
CHEN XU ZHAI	10,000	*	0	0%
HUANG JUN	10,000	*	0	0%
HE ZHI ZHONG	10,000	*	0	0%
ZOU XUAN	10,000	*	0	0%
LIU TIAN FENG	10,000	*	0	0%
SUI XIA	10,000	*	0	0%
ZHOU HUA	10,000	*	0	0%
GONG QUAN	10,000	*	0	0%
LU WEI QUAN	10,000	*	0	0%
CAI LI JING	20,000	*	0	0%
LIU WEI HUA	10,000	*	0	0%
LUO JIANG PING	20,000	*	0	0%
ZHANG YU	10,000	*	0	0%
JAMES CASSIDY	250,000	1.2%	0	0%
JAMES MCKILLOP	250,000	1.2%	0	0%
DAZ MC SECURITIES	500,000	2.4%	0	0%
	1,640,000

*	Less than 1%.
(1)	Based on 20,640,000 shares outstanding as of the date of this prospectus.

II-2

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

Certain exhibits listed below are incorporated by reference as so marked with the date and filing with which such exhibits were filed with the Securities and Exchange Commission)

3.1	Certificate of Incorporation (exhibit to Form 10-12G filed May 2, 2016)
3.2	By-laws (exhibit to Form 10-12G filed May 2, 2016)
3.3	Sample stock certificate (exhibit to Form 10-12G filed May 2, 2016)
5.0	Opinion of Counsel on legality of securities being registered
23.1	Consent of Independent PCOAB public accounting firm.
23.2	Consent of Attorney (filed as part of Exhibit 5.0)

Item 17. Undertakings

Pursuant to Rule 415 under the Securities Act of 1933 (as amended and updated from time to time)

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sales securities, a post-effective amendment to this registration statement;

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any additional material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering.

II-3

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 403B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to this offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to this offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Undertaking Request for acceleration of effective date or filing of registration statement becoming effective upon filing.

The undersigned registrant hereby undertakes:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Jiangsu Province, People Republic of China on March 2, 2017.

DOERS EDUCATION ASEAN LTD.

/s/ Lin Wei-Hsien
Lin Wei-Hsien
President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Lin Wei-Hsien	Principal Executive Officer	March 2, 2017
Lin Wei-Hsien

/s/ Lin Wei-Hsien	Principal Financial Officer	March 2, 2017
Lin Wei-Hsien

/s/ Lin Wei-Hsien	Principal Accounting Officer	March 2, 2017
Lin Wei-Hsien

/s/ Lin Wei-Hsien	Director	March 2, 2017
Lin Wei-Hsien

II-5